UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2016 (April 12, 2016)

LINN ENERGY, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-51719	65-1177591
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Travis, Suite 5100 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(281) 840-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Eighth Amendment to Sixth Amended and Restated Credit Agreement

On April 12, 2016, Linn Energy, LLC (the “Company”) entered into the Eighth Amendment to Sixth Amended and Restated Credit Agreement (the “Eighth Amendment”), among the Company, the guarantors named therein, Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), and each of the lenders party thereto (the “Lenders”), which amends that certain Sixth Amended and Restated Credit Agreement, dated as of April 24, 2013 (as amended, the “Credit Agreement”), among the Company, the lenders from time to time party thereto and the Administrative Agent.

The Eighth Amendment provides for, among other things, an agreement that (i) certain events (the “Specified Events”) will not become defaults or events of default until May 11, 2016, (ii) the borrowing base will remain constant until May 11, 2016 unless reduced as a result of swap agreement terminations or collateral sales and (iii) the Company, the Administrative Agent and the Lenders will negotiate in good faith the terms of a restructuring support agreement in furtherance of a restructuring of the capital structure of the Company and its subsidiaries. In the event a fully executed restructuring support agreement is entered into by May 11, 2016, the Company will be required to make a $350,000,000 permanent repayment of the loans outstanding under the Credit Agreement.

Pursuant to the Eighth Amendment, the Specified Events are:

•	The receipt of a going concern qualification or explanatory statement in the auditors’ report on the Company’s consolidated financial statements for the year ended December 31, 2015;

•	The receipt of a going concern qualification or explanatory statement in the auditors’ report on Berry Petroleum Company, LLC’s (“Berry”) consolidated financial statements for the year ended December 31, 2015;

•	The failure of the Company or Berry to make certain interest payments on their unsecured notes;

•	Any cross-defaults that may arise on account of any of the foregoing, provided that no event of default is continuing under any document giving rise to such cross default; and

•	Any failure to provide notice of any of the events described above.

As a condition to closing the Eighth Amendment, (a) the Company made a $100,000,000 permanent repayment of the loans outstanding under the Credit Agreement and (b) the Company and certain of its subsidiaries provided control agreements over certain deposit accounts (other than deposit accounts holding the proceeds of the loans drawn under the Credit Agreement on February 2, 2016 and certain other excluded accounts).

The foregoing description of the Eighth Amendment does not purport to be complete and is qualified in its entirety by reference to the Eighth Amendment, a copy of which is filed as Exhibit 10.1 hereto.

Twelfth Amendment to Berry’s Second Amended and Restated Credit Agreement

On April 12, 2016, Berry entered into the Twelfth Amendment to Second Amended and Restated Credit Agreement (the “Twelfth Amendment”), among Berry, each of the lenders party thereto (the “Berry Lenders”) and Wells Fargo Bank, National Association, as administrative agent (the “Berry Administrative Agent”), which amends that certain Second Amended and Restated Credit Agreement, dated as of November 15, 2010 (as amended, the “Berry Credit Agreement”), among Berry, the lenders from time to time party thereto and the Berry Administrative Agent.

The Twelfth Amendment provides for, among other things, an agreement that (i) certain events (the “Berry Specified Events”) will not become defaults or events of default until May 11, 2016, (ii) the borrowing base will remain constant until May 11, 2016 unless reduced as a result of swap agreement terminations or collateral sales, (iii) Berry will have access to $45 million in cash that is currently restricted in favor of the Berry Administrative

Agent and Berry Lenders in order to fund ordinary course operations and (iv) Berry, the Berry Administrative Agent and the Berry Lenders will negotiate in good faith the terms of a restructuring support agreement in furtherance of a restructuring of the capital structure of Berry.

Pursuant to the Twelfth Amendment, the Berry Specified Events are:

•	The receipt of a going concern qualification or explanatory statement in the auditors’ report on Berry’s consolidated financial statements for the year ended December 31, 2015;

•	The receipt of a going concern qualification or explanatory statement in the auditors’ report on the Company’s consolidated financial statements for the year ended December 31, 2015;

•	The failure of Berry or the Company to make certain interest payments on their unsecured notes;

•	The failure to maintain the Berry Credit Agreement interest coverage ratio, as set forth in Section 7.12 of the Berry Credit Agreement;

•	Any cross-defaults that may arise on account of any of the foregoing, provided that no event of default is continuing under any document giving rise to such cross default; and

•	Any failure to provide notice of any of the events described above.

As a condition to closing the Twelfth Amendment, Berry provided control agreements over certain deposit accounts (subject to certain other exceptions).

The foregoing description of the Twelfth Amendment does not purport to be complete and is qualified in its entirety by reference to the Twelfth Amendment, a copy of which is filed as Exhibit 10.2 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 is incorporated herein by reference to this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On April 15, 2016, the Company issued a press release announcing the Eighth Amendment and Twelfth Amendment. A copy of the press release is attached hereto as Exhibit 99.1.

In addition, on March 15, 2016, the Company and Berry deferred making interest payments totaling approximately $60 million due March 15, 2016, including approximately $30 million on the Company’s 7.75% senior notes due February 2021, approximately $12 million on the Company’s 6.50% senior notes due September 2021 and approximately $18 million on Berry’s 6.375% senior notes due September 2022. On April 14, 2016, within the 30-day interest payment grace period provided for in the indentures governing the notes, the Company and Berry made payments of approximately $60 million in satisfaction of their respective obligations.

Furthermore, the Company and Berry have decided to defer making interest payments of $31 million due April 15, 2016 with respect to the Company’s 8.625% senior notes due 2020, interest payments due May 1, 2016 of approximately $18.2 million on the Company’s 6.25% senior notes due May 2019 and approximately $8.8 million on Berry’s 6.75% senior notes due November 2020, which, as of the payment due date, will result in the Company or Berry, as applicable, being in default under the indentures governing the applicable series of notes (“Indentures”). Each of the Indentures permits a 30-day grace period to make the interest payments.

The information included in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference into any filings under the Exchange Act or under the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing. The furnishing of information pursuant to this Item 7.01 will not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely by Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Eighth Amendment to Sixth Amended and Restated Credit Agreement dated, as of April 12, 2016, among Linn Energy, LLC, as borrower, the guarantors named therein, Wells Fargo Bank, National Association, as administrative agent and each of the lenders party thereto.

10.2	Twelfth Amendment to Second Amended and Restated Credit Agreement, dated as of April 12, 2016, among Berry Petroleum, LLC, as borrower, each of the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

99.1	Press Release dated April 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LINN ENERGY, LLC

Date: April 15, 2016	By:	/s/ Candice J. Wells
Candice J. Wells Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Eighth Amendment to Sixth Amended and Restated Credit Agreement dated, as of April 12, 2016, among Linn Energy, LLC, as borrower, the guarantors named therein, Wells Fargo Bank, National Association, as administrative agent and each of the lenders party thereto.

10.2	Twelfth Amendment to Second Amended and Restated Credit Agreement, dated as of April 12, 2016, among Berry Petroleum, LLC, as borrower, each of the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

99.1	Press Release dated April 15, 2016.